Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 of our report dated February 4, 2003, except for the information in Note 15 as to which the date is March 20, 2003, relating to the financial statements, which appears in Navigant International, Inc.’s Annual Report on Form 10-K for the year ended December 29, 2002. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Denver, Colorado

August 18, 2003